                     MUTUAL FUNDS TRANSFER AGENCY AGREEMENT


                  AGREEMENT made as of August 9, 1994 by and between The Excelsior Funds (the "Fund"), an open-end diversified management investment company and Mutual Funds Service Company (the "Transfer Agent"), a Delaware Corporation.

                                   WITNESSETH

                  WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and
                  WHEREAS, the Fund wishes to retain the Transfer Agent to provide certain transfer agent services with respect to the Fund, and the Transfer Agent is willing to furnish such services;
                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:
                  1. APPOINTMENT. The Fund hereby appoints the Transfer Agent to provide transfer agent services for the Fund, subject to the supervision of the Board of Trustees of the Fund (the "Board"), for the period and on the terms set forth in this Agreement. The Transfer Agent accepts such appointment and agrees to furnish the services set forth herein in return for the compensation as provided in Schedule A to this Agreement. The Fund will initially consist of the portfolios, funds and/or classes of shares (each an "Investment Fund"; collectively the

"Investment Funds") listed in Schedule B, attached hereto. The Fund shall notify the Transfer Agent in writing of each additional Investment Fund established by the Fund. Each new Investment Fund shall be subject to the provisions of this Agreement, except to the extent that the provisions (including those relating to the compensation and expenses payable by the Fund and its Investment Funds) may be modified with respect to each new Investment Fund in writing by the Fund and the Transfer Agent at the time of the addition of the new Investment Fund.

                  2.       REPRESENTATIONS AND WARRANTIES.

                  (a) The Transfer Agent represents and warrants to the Fund that:
                              (i)      the Transfer Agent is a corporation
                                       organized and existing and in good
                                       standing under the laws of the State of
                                       Delaware;

                             (ii) the Transfer Agent is duly qualified to carry on its business in the State of New York;

                            (iii) the Transfer Agent is empowered under applicable laws and by its Charter Document and By-Laws to enter into and perform this Agreement;

                             (iv) all requisite corporate proceedings have been taken to authorize the Transfer Agent to enter into and perform this Agreement;

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                              (v)      the Transfer Agent has, and will continue
                                       to have, access to the facilities,
                                       personnel and equipment required to fully perform its duties and obligations hereunder;

                             (vi) no legal or administrative proceedings have been instituted or threatened which would impair the Transfer Agent's ability to perform its duties and obligations under this Agreement; and

                            (vii) the Transfer Agent's entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Transfer Agent or any law or regulation applicable to the Transfer Agent;

                  (b)      The Fund represents and warrants to the Transfer
Agent that:

                              (i)      the Fund is an open-end diversified
                                       management investment company duly
                                       organized as a business trust under the
                                       laws of the State of Delaware;

                             (ii) the Fund is empowered under applicable laws and by its Charter Document and By-Laws to enter into and perform this Agreement;

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                            (iii)      all requisite proceedings have been taken
                                       to authorize the Fund to enter into and
                                       perform this Agreement;

                             (iv)      the Fund is an investment company
                                       properly registered under the 1940 Act;

                              (v)      a registration statement under the
                                       Securities Act of 1933, as amended ("1933
                                       Act") and the 1940 Act on Form N-1A has
                                       been filed and will be effective and will remain effective during the term of this Agreement, and all necessary filings under the laws of the states will have been made and will be current during the term of this Agreement;

                             (vi) no legal or administrative proceedings have been instituted or threatened which would impair the Fund's ability to perform its duties and obligations under this Agreement; and

                            (vii) the Fund's entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it.

                  3. DELIVERY OF DOCUMENTS. The Fund will promptly furnish to the Transfer Agent such copies, properly certified or

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authenticated, of contracts, documents and other related information that the
Transfer Agent may request or requires to properly discharge its duties. Such documents may include but are not limited to the following:

                  (a) Resolutions of the Board authorizing the appointment of the Transfer Agent to provide certain transfer agency services to the Fund and approving this Agreement;
                  (b)      The Fund's Charter Document;
                  (c)      The Fund's By-Laws;
                  (d)      The Fund's Notification of Registration on Form
                           N-8A under the 1940 Act as filed with the
                           Securities and Exchange Commission ("SEC");
                  (e)      The Fund's registration statement including exhibits,
                           as amended, on Form N-1A (the "Registration
                           Statement") under the 1933 Act and the 1940 Act, as filed with the SEC;
                  (f) Copies of the Investment Advisory Agreement between the Fund and its investment adviser (the "Advisory Agreement");
                  (g)      Opinions of counsel and auditors' reports;
                  (h) The Fund's Prospectus(es) and Statement(s) of Additional Information relating to all Investment Funds and all amendments and supplements thereto (such Prospectus(es) and Statement(s) of Additional Information and supplements thereto, as

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                           presently in effect and as from time to time
                           hereafter amended and supplemented, herein called the "Prospectuses"); and
                  (i) Such other agreements as the Fund may enter into from time to time including securities lending agreements, futures and commodities account agreements, brokerage agreements, and options agreements.

                  4.       SERVICES PROVIDED BY THE TRANSFER AGENT.

                  (a) The Transfer Agent will provide the following services subject to the control, direction and supervision of the Board and in compliance with the objectives, policies and limitations set forth in the Fund's Registration Statement, Charter Document and By-Laws; applicable laws and regulations; and all resolutions and policies implemented by the Board;

                              (i)      Transfer Agency
A detailed description of the above service is contained in Schedule C to this Agreement.

                             (ii)      Dividend Disbursing.  The Transfer Agent
will serve as the Fund's dividend disbursing agent. The Transfer Agent will prepare and mail checks, place wire transfers of credit income and capital gain payments to shareholders. The Fund will advise the Transfer Agent of the declaration of any dividend or distribution and the record and payable date thereof at least five (5) days prior to the record date. The Transfer Agent will, on or before the payment date of any such dividend or

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distribution, notify the Fund's Custodian of the estimated amount required to pay any portion of such dividend or distribution payable in cash, and on or before the payment date of such distribution, the Fund will instruct its Custodian to make available to the Transfer Agent sufficient funds for the cash amount to be paid out. If a shareholder is entitled to receive additional shares by virtue of any such distribution or dividend, appropriate credits will be made to each shareholder's account and/or certificates delivered where requested. A shareholder not electing issuance of certificates will receive a confirmation from the Transfer Agent indicating the number of shares credited to his/her account. (b) The Transfer Agent will also:

                              (i) provide office facilities with respect to the provision of the services contemplated herein (which may be in the offices of the Transfer Agent or a corporate affiliate of the Transfer Agent);

                             (ii) provide the services of individuals to serve as officers of the Fund who will be designated by the Transfer Agent and elected by the Board subject to reasonable Board approval;

                            (iii) provide or otherwise obtain personnel sufficient, in the Transfer Agent's sole

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                                       discretion, for provision of the services
                                       contemplated herein;

                             (iv) furnish equipment and other materials, which the Transfer Agent in its sole discretion, believes are necessary or desirable for provision of the services contemplated herein; and

                              (v) keep records relating to the services provided hereunder in such form and manner as set forth in Schedule C, and as the Transfer Agent may otherwise deem appropriate or advisable, all in accordance with the 1940 Act. To the extent required by Section 31 of the 1940 Act and the rules thereunder, the Transfer Agent agrees that all such records prepared or maintained by the Transfer Agent relating to the services provided hereunder are the property of the Fund and will be preserved for the periods prescribed under Rule 31a-2 under the 1940 Act, maintained at the Fund's expense, and made available in accordance with such Section and rules. The Transfer Agent further agrees to surrender promptly to the Fund upon its request and cease to retain in its records and files those records and documents created and maintained by the
                                     Transfer Agent pursuant to this Agreement.

                  5.       FEES; EXPENSES; EXPENSE REIMBURSEMENT.

                  (a) As compensation for the services rendered to the Fund pursuant to this Agreement, the Fund shall pay the Transfer Agent monthly fees determined as set forth in Schedule A to this Agreement. Such fees are to be billed monthly and shall be due and payable upon receipt of the invoice. Upon any termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

                  (b) For the purpose of determining fees calculated as a function of the Fund's assets, the value of the Fund's assets and net assets shall be computed as required by its Prospectuses, generally accepted accounting principles and resolutions of the Board.

                  (c) The Transfer Agent will from time to time employ or associate with such person or persons as may be appropriate to assist the Transfer Agent in the performance of this Agreement. Such person or persons may be officers and employees who are employed or designated as officers by both the Transfer Agent and the Fund. The compensation of such person or persons for such employment shall be paid by the Transfer Agent and no obligation will be incurred by or on behalf of the Fund in such respect.

                  (d) The Transfer Agent will bear all of its own expenses in connection with the performance of the services under this Agreement except as otherwise expressly provided herein. The Fund agrees to promptly reimburse the Transfer Agent for any equipment and supplies specially ordered by or for the Fund through the Transfer Agent and for any other expenses not contemplated by this Agreement that the Transfer Agent may incur on the Fund's behalf at the Fund's request or as consented to by the Fund. Such other expenses to be incurred in the operation of the Fund and to be borne by the Fund, include, but are not limited to: taxes; interest; brokerage fees and commissions; salaries and fees of officers and directors who are not officers, directors, shareholders or employees of the Service Agent, or the Fund's investment adviser or distributor; SEC and state Blue Sky registration and qualification fees, levies, fines and other charges; advisory and administration fees; charges and expenses of custodians; insurance premiums including fidelity bond premiums; auditing and legal expenses; costs of maintenance of corporate existence; expenses of typesetting and printing of prospectuses for regulatory purposes and for distribution to current shareholders of the Fund (the Fund's distributor to bear the expense of all other printing, production, and distribution of prospectuses, statements of additional information, and marketing materials); expenses of printing and production costs of shareholders' reports and proxy statements and materials; costs and expenses of Fund stationery and forms; costs and expenses of special telephone and data lines and devices; costs associated with corporate, shareholder, and Board meetings; and any extraordinary expenses and other customary Fund expenses. In addition, the Service Agent may utilize one or more independent pricing services, approved from time to time by the Board, to obtain securities prices and to act as backup to the primary pricing services, in connection with determining the net asset values of the Fund, and the Fund will reimburse the Service Agent for the Fund's share of the cost of such services based upon the actual usage, or a pro-rata estimate of the use, of the services for the benefit of the Fund.

                  (e) The Fund may request additional services, additional processing, or special reports. Such requests may be provided by the Transfer Agent at additional charges. In this event, the Fund shall submit such requests in writing together with such specifications as may be reasonably required by the Transfer Agent, and the Transfer Agent shall respond to such requests in the form of a price quotation. The Fund's written acceptance of the quotation must be received prior to implementation of such request. Additional services will be charged at the Transfer Agent's standard rates.

                  (f) All fees, out-of-pocket expenses, or additional charges of the Transfer Agent shall be billed on a monthly basis and shall be due and payable upon receipt of the invoice.

                  The Transfer Agent will render, after the close of each month in which services have been furnished, a statement

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reflecting all of the charges for such month. Charges remaining unpaid after thirty (30) days shall bear interest in finance charges equivalent to, in the aggregate, the Prime Rate (as determined by U.S. Trust Company of New York) plus two (2) points per year and all costs and expenses of effecting collection of any such sums, including reasonable attorneys' fees, shall be paid by the Fund to the Transfer Agent.

                  In the event that the Fund is more than sixty (60) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by the Fund), this Agreement may be terminated upon thirty days' written notice to the Fund by the Transfer Agent. The Fund must notify the Transfer Agent in writing of any contested amounts within thirty (30) days of receipt of a billing for such amounts. Disputed amounts are not due and payable while they are being investigated.

                  6. PROPRIETARY AND CONFIDENTIAL INFORMATION. The Transfer Agent agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund, all records and other information relative to the Fund's prior, present or potential shareholders, and to not use such records and information for any purpose other than performance of the Transfer Agent's responsibilities and duties hereunder. The Transfer Agent may seek a waiver of such confidentiality provisions by furnishing reasonable prior notice to the Fund and obtaining approval in writing from the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Transfer Agent may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities. Waivers of confidentiality are automatically effective without further action by the Transfer Agent with respect to Internal Revenue Service levies, subpoenas and similar actions, or with respect to any request by the Fund.

                  7. DUTIES, RESPONSIBILITIES, AND LIMITATION OF LIABILITY.

                  (a) In the performance of its duties hereunder, the Transfer Agent shall be obligated to exercise due care and diligence, and to act in good faith in performing the services provided for under this Agreement. In performing its services hereunder, the Transfer Agent shall be entitled to rely on any oral or written instructions, notices or other communications from the Fund and its custodians, officers and directors, investors, agents and other service providers which the Transfer Agent reasonably believes to be genuine, valid and authorized. The Transfer Agent shall also be entitled to consult with and rely on the advice and opinions of outside legal counsel retained by the Fund, as necessary or appropriate.

                  (b) The Transfer Agent shall not be liable for any error of judgment or mistake of law or for any loss or expense suffered by the Fund, in connection with the matters to which this Agreement relates, except for a loss or expense solely

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caused by or resulting from willful misfeasance, bad faith or gross negligence on the Transfer Agent's part in the performance of its duties or from reckless disregard by the Transfer Agent of its obligations and duties under this Agreement. The Transfer Agent's liability under this Agreement for any cause whatsoever shall be limited to the total amount of fees paid to the Transfer Agent under this Agreement for the prior year. Any person, even though also an officer, director, partner, employee or agent of the Transfer Agent, who may be or become an officer, director, partner, employee, or agent of the Fund, shall be deemed when rendering services to the Fund or acting on any business of the Fund (other than services or business in connection with the Transfer Agent's duties hereunder) to be rendering such services to or acting solely for the Fund and not as an officer, director, partner, employee or agent or person under the control or direction of the Transfer Agent even though paid by the Transfer Agent.

                  (c) Subject to Paragraph 7(b) above, the Transfer Agent shall not be responsible for, and the Fund shall indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, reasonable attorneys' fees and expenses, payments, expenses and liabilities arising out of or attributable to:
                              (i) all actions of the Transfer Agent or its officers or agents required to be taken pursuant to this Agreement;

                             (ii) the reliance on or use by the Transfer Agent or its officers or agents of information, records, or documents which are received by the Transfer Agent or its officers or agents and furnished to it or them by or on behalf of the Fund, and which have been prepared or maintained by the Fund or any third party on behalf of the Fund;

                            (iii) the Fund's refusal or failure to comply with the terms of this Agreement or the Fund's lack of good faith, or its actions, or lack thereof, involving negligence or willful misfeasance;

                             (iv) the breach of any representation or warranty of the Fund hereunder;

                              (v) the taping or other form of recording of telephone conversations or other forms of electronic communications with investors and shareholders, or reliance by the Transfer Agent on telephone or other electronic instructions of any person acting on behalf of a shareholder or shareholder account for which telephone or other electronic services have been authorized;

                             (vi) the reliance on or the carrying out by the Transfer Agent or its officers or agents of any proper instructions reasonably believed to be duty authorized, or requests of the Fund or recognition by the Transfer Agent of any share certificates which are reasonably believed to bear the proper signatures of the officers of the Fund and the proper countersignature of any transfer agent or registrar of the Fund;

                            (vii) any delays, inaccuracies, errors in or omissions from data provided to the Transfer Agent by data and pricing services;

                           (viii) the offer or sale of shares by the Fund in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any Federal agency or any state agency with respect to the offer or sale of such shares in such state resulting from activities, actions, or omissions by the Fund's distributor or existing or arising out of activities, actions or omissions by or on behalf of the Fund prior to the effective date of this Agreement; and

                             (ix)      the compliance by the Fund, its
                                       investment adviser, and its distributor
                                       with applicable securities, tax,
                                       commodities and other laws, rules and
                                       regulations.

                  8. TERM. This Agreement shall become effective on the date first herein above written. This Agreement may be modified or amended from time to time by mutual agreement between the parties hereto. This Agreement shall continue in effect unless terminated by either party on 90 days' prior notice. Upon termination of this Agreement, the Fund shall pay to the Transfer Agent such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of termination or the date that the provision of services ceases, whichever is later.

                  9. HIRING OF EMPLOYEES. The Fund and the Transfer Agent agree that they will not enter into discussions of employment or make offers of employment to each others' employees without written approval from the other.

                  10. NOTICES. Any notice required or permitted hereunder shall be in writing and shall be deemed to have been given when delivered in person or by certified mail, return receipt requested, to the parties at the following address (or such other address as a party may specify by notice to the other):

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                           If to the Fund:
                                Excelsior Funds
                                6 St. James Avenue
                                Boston, Massachusetts  02116
                                Attn:  Philip W. Coolidge
                                Fax:  (617) 542-5815

                            If to the Transfer Agent:

                                Mutual Funds Service Company
                                73 Tremont Street
                                Boston, MA 02108-3913
                                Attention:  Karl Hartmann, General Counsel
                                Fax: (617) 557-8816

Notice shall be effective upon receipt if by mail, on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of telex or facsimile, whichever occurs first.

                  11. ASSIGNABILITY. This Agreement shall not be assigned by any of the parties hereto without the prior consent in writing of the other party; provided, however, that the Transfer Agent may in its own discretion and without limitation or prior consent of the Fund, whenever and on such terms and conditions as the Transfer Agent deems necessary or appropriate, subcontract, delegate or assign its rights, duties, obligations and liabilities to subsidiaries or affiliates of the Transfer Agent; provided, further, that any such subcontract, agreement or understanding shall not discharge the Transfer Agent or its affiliates or subsidiaries, as the case may be, from its obligations hereunder. Similarly, the Transfer Agent or its affiliated subcontractor, designee, or assignee may at its discretion, without notice to the Fund, enter into such

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subcontracts, agreements and understandings, whenever and on such terms and conditions as the Transfer Agent or they deem necessary or appropriate to perform services hereunder, with non-affiliated third parties; provided, that such subcontract, agreement or understanding shall not discharge the Transfer Agent, or its subcontractor, designee, or assignee, as the case may be, from the Transfer Agent's obligations hereunder. The Transfer Agent or its affiliated subcontractor, designee, or assignee shall, however, be discharged from the Transfer Agent's obligations hereunder, if the Fund or its sponsor, investment adviser or distributor require the Transfer Agent or its affiliated subcontractor, designee, or assignee to enter into any subcontract, agreement or understanding to perform services hereunder with any non-affiliated third party; and the Fund shall indemnify and hold harmless the Transfer Agent and its affiliated subcontractor, designee, or assignee from and against, any and all losses, damages, costs, reasonable attorneys' fees and expenses, payments, expenses and liabilities arising out of or attributable to such subcontract, agreement or understanding.

                  12. WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

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                  13. FORCE MAJEURE. The Transfer Agent shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, acts of God, earthquakes, fires, floods, wars, acts of civil or military authorities, or governmental actions, nor shall say such failure or delay give the Fund the right to terminate this Agreement.

                  14. USE OF NAME. The Fund and the Transfer Agent agree not to use the other's name nor the names of such other's affiliates, designees, or assignees in any prospectus, sales literature, or other printed material written in a manner not previously, expressly approved in writing by the other or such other's affiliates, designees, or assignees except where required by the SEC or any state agency responsible for securities regulation.

                  15. AMENDMENTS. This Agreement may be modified or amended from time to time by mutual written agreement between the parties. No provision of this Agreement may be changed, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

                  16. SEVERABILITY. If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any

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person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

                  17. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.
                                  EXCELSIOR FUNDS


Attest:                          By:
       -----------------------     ------------------------------
Name:                           Name:
       -----------------------     ------------------------------
                                                     Title:
                                                           -----------------



                                  MUTUAL FUNDS SERVICE COMPANY


Attest:                          By:
       -----------------------     ------------------------------
Name:                           Name:
       -----------------------     ------------------------------
                                                     Title:
                                                           -----------------

MUTUAL FUNDS TRANSFER AGENCY AGREEMENT
EXCELSIOR FUNDS




                                   SCHEDULE A
                                FEES AND EXPENSES



$18,000 per annum/per Fund.

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MUTUAL FUNDS TRANSFER AGENCY AGREEMENT
EXCELSIOR FUNDS




                                   SCHEDULE B

              LISTING OF INVESTMENT FUNDS SUBJECT TO THIS AGREEMENT



Excelsior Equity Index Fund

Excelsior Bond Index Fund

Excelsior Small Capitalization Fund

Excelsior Balanced Fund

Excelsior Equity Growth Fund

Excelsior Value Equity Income Fund

Excelsior Income Fund

Excelsior Equity Fund

Excelsior Total Return Bond Fund

Excelsior International Equity Fund

MUTUAL FUNDS TRANSFER AGENCY AGREEMENT
EXCELSIOR FUNDS




                                   SCHEDULE C

                     DESCRIPTION OF TRANSFER AGENCY SERVICES


                  The following is a general description of the transfer agency services the Transfer Agent shall provide to the Fund.

A. Shareholder Recordkeeping. Maintain records showing for each Fund shareholder the following: (i) name, address and tax identifying number; (ii) number of shares of each Investment Fund; (iii) historical information including, but not limited to, dividends paid and date and price of all transactions including individual purchases and redemptions; and (iv) any dividend reinvestment order, application, dividend address and correspondence relating to the current maintenance of the account.

B. Shareholder Issuance. Record the issuance of shares of each Investment Fund. Except as specifically agreed in writing between the Transfer Agent and the Fund, the Transfer Agent shall have no obligation when countersigning and issuing and/or crediting shares to take cognizance of any other laws relating to the issue and sale of such shares except insofar as policies and procedures of the Stock Transfer Association recognize such laws.

C. Purchase Orders. Process all orders for the purchase of shares of the Fund in accordance with the Fund's current registration statement. Upon receipt of any check or other

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payment for purchase of shares of the Fund from an investor, the Transfer Agent will (i) stamp the envelope with the date of receipt, (ii) forthwith process the same for collection, (iii) determine the amounts thereof due the Fund, and notify the Fund of such determination and deposit, such notification to be given on a daily basis of the total amounts determined and deposited to the Fund's custodian bank account during such day. The Transfer Agent shall then credit the share account of the investor with the number of Investment Fund shares to be purchased made on the date such payment is received by the Transfer Agent, as set forth in the Fund's current prospectus and shall promptly mail a confirmation of said purchase to the investor, all subject to any instructions which the Fund may give to the Transfer Agent with respect to the timing or manner of acceptance of orders for shares relating to payments so received by it.

D. Redemption Orders. Receive and stamp with the date of receipt all requests for redemptions or repurchase of shares held in certificate or non-certificate form, and process redemptions and repurchase requests as follows: (i) if such certificate or redemption request complies with the applicable standards approved by the Fund, the Transfer Agent shall on each business day notify the Fund of the total number of shares presented and covered by such requests received by the Transfer Agent on such day; (ii) on or prior to the seventh calendar day succeeding any such requests received by the Transfer Agent shall notify the

Custodian, subject to instructions from the Fund, to transfer moneys to such account as designated by the Transfer Agent for such payment to the redeeming shareholder of the applicable redemption or repurchase price; (iii) if any such certificate or request for redemption or repurchase does not comply with applicable standards, the Transfer Agent shall promptly notify the investor of such fact, together with the reason therefor, and shall effect such redemption at the Fund's price next determined after receipt of documents complying with said standards of, at such other time as the Fund shall so direct.

E. Telephone Orders. Process redemptions, exchanges and transfers of Fund shares upon telephone instructions from qualified shareholders in accordance with the procedures set forth in the Fund's current prospectus. The Transfer Agent shall be permitted to redeem, exchange and/or transfer Fund shares from any account for which such services have been authorized.

F. Transfer for Shares. Upon receipt by the Transfer Agent of documentation in proper form to effect a transfer of shares, including in the case of shares for which certificates have been issued the share certificates in proper form for transfer, the Transfer Agent will register such transfer on the Fund's shareholder record maintained by the Transfer Agent pursuant to instructions received from the transferor, cancel the certificates representing such shares, if any, and if so requested, countersign, register, issue and mail by first

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class mail new certificates for the same or a smaller whole number of shares.

G. Shareholder Communications and Meeting. Address and mail all communications by the Fund to its shareholders promptly following the delivery by the Fund of the material to be mailed. Prepare shareholder lists, mail and certify as to the mailing of proxy materials, receive the tabulated proxy cards, render periodic reports to the Fund on the progress of such tabulation, and provide the Fund with inspectors of election at any meeting of shareholders.

H. Share Certificates. If a shareholder of the Fund requests a certificate representing his shares, the Transfer Agent will countersign and mail by first class mail with receipt confirmed, a share certificate to the investor at his/her address as it appears on the Fund's transfer books. The Transfer Agent shall supply, at the expense of the Fund, a supply of blank share certificates. The certificates shall be properly signed, manually or by facsimile, as authorized by the Fund, and shall bear the Fund's seal or facsimile; and notwithstanding the death, resignation or removal of any officers of the Fund authorized to sign certificates, the Transfer Agent may, until otherwise directed by the Fund, continue to countersign certificates which bear the manual or facsimile signature of such officer.

I. Returned Checks. In the event that any check or other order for the payment of money is returned unpaid for any reason, the Transfer Agent will take such steps, including redepositing the

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check for collection or returning the check to the investor, as the Transfer
Agent may, at its discretion, deem appropriate and notify the Fund of such action, or as the Fund may instruct.

J. Shareholder Correspondence. Acknowledge all correspondence from shareholders relating to their share accounts and undertake such other shareholder correspondence as may from time to time be mutually agreed upon.


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